Exhibit 99.1
Procore Announces Third Quarter 2023 Financial Results
CARPINTERIA, CA – November 1, 2023 -- Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the third quarter ended September 30, 2023.
“We remain excited about the long-term opportunity ahead of us, as we continue to deliver technology that drives the efficiency and productivity gains that are critical for our customers in today’s uncertain climate. “Amidst a more challenging demand environment, we continued to advance our mission of connecting everyone in construction on a global platform, with a number of groundbreaking innovations to the Procore platform,” said Tooey Courtemanche, founder, president and CEO of Procore.
“In Q3, we made significant improvements to our efficiency profile, returning to non-GAAP operating profitability this quarter,” said Howard Fu, CFO of Procore. “In light of the incremental demand headwinds, we remain more focused than ever on maintaining our disciplined operating approach to optimize our efficient growth trajectory in the near and long term.”
Third Quarter 2023 Financial Highlights:
•Revenue was $248 million, an increase of 33% year-over-year.
•GAAP gross margin was 82% and non-GAAP gross margin was 86%.
•GAAP operating margin was (20%) and non-GAAP operating margin was 3%.
•Operating cash inflow for the third quarter was $34 million.
•Free cash inflow for the third quarter was $22 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Added 363 net new organic customers in the third quarter, ending with a total of 16,067 organic customers.
•Achieved a gross revenue retention rate of 95% in the third quarter.
•Announced a number of innovations to the Procore platform related to digital transformation in construction, including the introduction of Procore Copilot, innovations in Procore Connectability, the launch of Procore Pay, and more.
•Ranked #4 on The Software Report’s list of Top 100 Software Companies of 2023.
•Awarded the TrustRadius 2023 Tech Cares Award.
•Recognized as a Silver Stevie Winner in The 20th Annual International Business Awards in 2023 for the Most Innovative Tech Company of the Year.
•Published the report “Risk Data Uncovered: How Technology is Transforming Risk Management in Construction,” in partnership with Frost & Sullivan, revealing insights into the transformative potential of technology adoption in construction risk management.
•Partnered with the Associated General Contractors of America to release the report “Top Civil & Infrastructure Trends: Today’s Industry Challenges and Opportunities,” exploring how civil and infrastructure organizations in the U.S. and Canada are building today, the challenges they face, and the opportunities that lie ahead.

Fourth Quarter and Full Year 2023 Outlook:
Procore is providing the following guidance for the fourth quarter and full year 2023:
•Fourth Quarter 2023 Outlook:
◦Revenue is expected to be in the range of $247 million to $249 million, representing year-over-year growth of 22% to 23%.
◦Non-GAAP operating margin is expected to be in the range of 2% to 3%.
•Full Year 2023 Outlook:
◦Revenue is expected to be in the range of $937 million to $939 million, representing year-over-year growth of 30%.
◦Non-GAAP operating margin is expected to be in the range of 0.5% to 1%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m., Pacific Time, on Wednesday, November 1, 2023. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the market in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax benefits relate to the release of a portion of our valuation allowance as a result of deferred tax liabilities recorded related to available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from Levelset and Esticom that have not yet been renewed onto standard Procore annual contracts. Remaining Levelset and Esticom legacy customers will be included in our customer metrics once they are renewed onto standard Procore annual contracts or upon integration of the sales process.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$247,907	$186,429	$689,969	$518,150
Cost of revenue(1)(2)(3)	44,125	37,779	126,631	107,846
Gross profit	203,782	148,650	563,338	410,304
Operating expenses
Sales and marketing(1)(2)(3)(4)	129,672	109,608	372,397	306,806
Research and development(1)(2)(3)(4)	72,708	71,493	225,960	195,569
General and administrative(1)(3)(4)	51,753	39,362	143,324	123,181
Total operating expenses	254,133	220,463	741,681	625,556
Loss from operations	(50,351)	(71,813)	(178,343)	(215,252)
Interest income	4,721	1,922	14,612	2,674
Interest expense	(490)	(504)	(1,477)	(1,636)
Accretion income, net	2,952	666	6,615	666
Other expense, net	(486)	(1,143)	(1,009)	(1,490)
Loss before provision for income taxes	(43,654)	(70,872)	(159,602)	(215,038)
Provision for income taxes	193	333	573	709
Net loss	$(43,847)	$(71,205)	$(160,175)	$(215,747)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.52)	$(1.13)	$(1.59)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	142,828,406	137,180,639	141,249,446	135,888,952

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$2,981	$1,835	$8,357	$5,339
Sales and marketing	14,390	15,483	41,964	38,351
Research and development	16,350	17,758	52,401	43,910
General and administrative	12,253	9,701	32,637	28,281
Total stock-based compensation expense*	$45,974	$44,777	$135,359	$115,881

*Includes amortization of capitalized stock-based compensation of $1.2 million and $3.1 million, respectively, for the three and nine months ended September 30, 2023 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$5,506	$5,627	$16,492	$16,935
Sales and marketing	3,106	3,106	9,319	9,318
Research and development	678	877	2,087	2,674
Total amortization of acquired intangible assets	$9,290	$9,610	$27,898	$28,927
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$133	$99	$439	$248
Sales and marketing	766	682	2,383	1,607
Research and development	638	638	2,885	2,188
General and administrative	501	304	1,636	1,031
Total employer payroll tax on employee stock transactions	$2,038	$1,723	$7,343	$5,074
(4)Includes acquisition-related expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands)
Sales and marketing	$548	$655	$2,002	$1,070
Research and development	136	1,679	6,324	3,870
General and administrative	19	3	19	2,122
Total acquisition-related expenses	$703	$2,337	$8,345	$7,062

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2023	December 31, 2022

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$318,318	$296,712
Marketable securities	308,162	285,493
Accounts receivable, net	145,714	148,683
Contract cost asset, current	26,656	23,600
Prepaid expenses and other current assets	43,096	44,731
Total current assets	841,946	799,219
Capitalized software development costs, net	76,931	58,577
Property and equipment, net	37,381	39,193
Right of use assets - finance leases	35,013	37,026
Right of use assets - operating leases	47,481	41,934
Contract cost asset, non-current	42,232	40,477
Intangible assets, net	144,227	162,953
Goodwill	539,108	539,128
Other assets	18,682	21,903
Total assets	$1,783,001	$1,740,410
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,911	$14,282
Accrued expenses	95,130	99,182
Deferred revenue, current	425,591	396,535
Other current liabilities	23,923	21,639
Total current liabilities	561,555	531,638
Deferred revenue, non-current	5,836	5,278
Finance lease liabilities, non-current	44,013	45,578
Operating lease liabilities, non-current	41,275	38,087
Other liabilities, non-current	6,571	3,049
Total liabilities	659,250	623,630
Stockholders’ equity
Common stock	14	14
Additional paid-in capital	2,235,480	2,068,225
Accumulated other comprehensive loss	(2,425)	(2,316)
Accumulated deficit	(1,109,318)	(949,143)
Total stockholders’ equity	1,123,751	1,116,780
Total liabilities and stockholders’ equity	$1,783,001	$1,740,410

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	September 30,		Change
	2023	2022	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$635,000	$501,400	$133,600	27%
Non-current	255,381	213,600	41,781	20%
Total remaining performance obligations	$890,381	$715,000	$175,381	25%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands)
Operating activities
Net loss	$(43,847)	$(71,205)	$(160,175)	$(215,747)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	44,809	44,777	132,234	115,881
Depreciation and amortization	17,733	15,903	51,943	46,453
Accretion of discounts on marketable debt securities, net	(2,953)	(650)	(6,615)	(650)
Abandonment of long-lived assets	277	177	812	1,064
Noncash operating lease expense	2,700	2,751	7,932	7,559
Unrealized foreign currency loss, net	182	526	739	881
Deferred income taxes	2	288	7	(350)
Provision for credit losses	3,152	695	6,882	1,337
Decrease (increase) in fair value of strategic investments	149	45	155	(36)
Changes in operating assets and liabilities
Accounts receivable	(20,433)	(17,978)	3,144	6,379
Deferred contract cost assets	(1,469)	(5,228)	(5,099)	(12,589)
Prepaid expenses and other assets	(3,579)	(3,094)	(1,878)	(8,210)
Accounts payable	1,109	(3,785)	2,258	2,141
Accrued expenses and other liabilities	29,135	31,973	(1,975)	23,064
Deferred revenue	9,498	14,143	29,080	29,849
Operating lease liabilities	(2,791)	(2,751)	(8,172)	(7,110)
Net cash provided by (used in) operating activities	33,674	6,587	51,272	(10,084)
Investing activities
Purchases of property and equipment	(3,379)	(4,237)	(8,073)	(13,670)
Capitalized software development costs	(7,836)	(8,531)	(25,187)	(24,783)
Purchases of strategic investments	(84)	(635)	(526)	(3,653)
Purchases of marketable securities	(80,000)	(293,078)	(309,282)	(293,078)
Maturities of marketable securities	64,894	—	287,620	—
Sales of marketable securities	—	—	5,452	—
Originations of materials financing	(6,578)	(7,491)	(23,585)	(16,750)
Customer repayments of materials financing	8,057	5,736	21,053	11,997
Asset acquisition, net of cash acquired	(6,011)	—	(6,011)	—
Settlement of post-close working capital adjustments from business combinations	—	—	—	1,291
Net cash used in investing activities	(30,937)	(308,236)	(58,539)	(338,646)
Financing activities
Proceeds from stock option exercises	4,155	4,741	15,094	19,345
Proceeds from employee stock purchase plan	—	—	13,006	11,513
Payments of deferred offering costs	—	—	—	(270)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(520)	(486)	(1,450)	(1,330)
Net cash provided by financing activities	3,635	4,255	26,650	29,258
Net increase (decrease) in cash, cash equivalents and restricted cash	6,372	(297,394)	19,383	(319,472)
Effect of exchange rate changes on cash	(572)	(1,208)	(881)	(2,014)
Cash, cash equivalents and restricted cash, beginning of period	312,518	566,328	299,816	589,212
Cash, cash equivalents and restricted cash, end of period	$318,318	$267,726	$318,318	$267,726

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$247,907	$186,429	$689,969	$518,150
Gross profit	203,782	148,650	563,338	410,304
Stock-based compensation expense	2,981	1,835	8,357	5,339
Amortization of acquired technology intangible assets	5,506	5,627	16,492	16,935
Employer payroll tax on employee stock transactions	133	99	439	248
Non-GAAP gross profit	$212,402	$156,211	$588,626	$432,826
Gross margin	82%	80%	82%	79%
Non-GAAP gross margin	86%	84%	85%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$247,907	$186,429	$689,969	$518,150
GAAP sales and marketing	129,672	109,608	372,397	306,806
Stock-based compensation expense	(14,390)	(15,483)	(41,964)	(38,351)
Amortization of acquired intangible assets	(3,106)	(3,106)	(9,319)	(9,318)
Employer payroll tax on employee stock transactions	(766)	(682)	(2,383)	(1,607)
Acquisition-related expenses	(548)	(655)	(2,002)	(1,070)
Non-GAAP sales and marketing	$110,862	$89,682	$316,729	$256,460
GAAP sales and marketing as a percentage of revenue	52%	59%	54%	59%
Non-GAAP sales and marketing as a percentage of revenue	45%	48%	46%	49%

GAAP research and development	$72,708	$71,493	$225,960	$195,569
Stock-based compensation expense	(16,350)	(17,758)	(52,401)	(43,910)
Amortization of acquired intangible assets	(678)	(877)	(2,087)	(2,674)
Employer payroll tax on employee stock transactions	(638)	(638)	(2,885)	(2,188)
Acquisition-related expenses	(136)	(1,679)	(6,324)	(3,870)
Non-GAAP research and development	$54,906	$50,541	$162,263	$142,927
GAAP research and development as a percentage of revenue	29%	38%	33%	38%
Non-GAAP research and development as a percentage of revenue	22%	27%	24%	28%

GAAP general and administrative	$51,753	$39,362	$143,324	$123,181
Stock-based compensation expense	(12,253)	(9,701)	(32,637)	(28,281)
Employer payroll tax on employee stock transactions	(501)	(304)	(1,636)	(1,031)
Acquisition-related expenses	(19)	(3)	(19)	(2,122)
Non-GAAP general and administrative	$38,980	$29,354	$109,032	$91,747
GAAP general and administrative as a percentage of revenue	21%	21%	21%	24%
Non-GAAP general and administrative as a percentage of revenue	16%	16%	16%	18%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$247,907	$186,429	$689,969	$518,150
Loss from operations	(50,351)	(71,813)	(178,343)	(215,252)
Stock-based compensation expense	45,974	44,777	135,359	115,881
Amortization of acquired intangible assets	9,290	9,610	27,898	28,927
Employer payroll tax on employee stock transactions	2,038	1,723	7,343	5,074
Acquisition-related expenses	703	2,337	8,345	7,062
Non-GAAP income (loss) from operations	$7,654	$(13,366)	$602	$(58,308)
Operating margin	(20%)	(39%)	(26%)	(42%)
Non-GAAP operating margin	3%	(7%)	0%	(11%)
Reconciliation of net loss and net loss per share to non-GAAP net income (loss) and non-GAAP net income (loss) per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$247,907	$186,429	$689,969	$518,150
Net loss	(43,847)	(71,205)	(160,175)	(215,747)
Stock-based compensation expense	45,974	44,777	135,359	115,881
Amortization of acquired intangible assets	9,290	9,610	27,898	28,927
Employer payroll tax on employee stock transactions	2,038	1,723	7,343	5,074
Acquisition-related expenses	703	2,337	8,345	7,062
Income tax effect of non-GAAP items	—	(48)	—	62
Non-GAAP net income (loss)	$14,158	$(12,806)	$18,770	$(58,741)

Numerator:
Non-GAAP net income (loss)	$14,158	$(12,806)	$18,770	$(58,741)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	142,828,406	137,180,639	141,249,446	135,888,952
Effect of dilutive securities: Employee stock awards	6,285,767	—	6,672,063	—
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	149,114,173	137,180,639	147,921,509	135,888,952

GAAP net loss per share, basic	$(0.31)	$(0.52)	$(1.13)	$(1.59)
GAAP net loss per share, diluted	$(0.31)	$(0.52)	$(1.13)	$(1.59)
Non-GAAP net income (loss) per share, basic	$0.10	$(0.09)	$0.13	$(0.43)
Non-GAAP net income (loss) per share, diluted	$0.09	$(0.09)	$0.13	$(0.43)

Computation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands)
Net cash provided by (used in) operating activities	$33,674	$6,587	$51,272	$(10,084)
Purchases of property, plant, and equipment	(3,379)	(4,237)	(8,073)	(13,670)
Capitalized software development costs	(7,836)	(8,531)	(25,187)	(24,783)
Non-GAAP free cash flow	$22,459	$(6,181)	$18,012	$(48,537)